Exhibit 99.1

Flowserve Corporation Reports Fourth Quarter and Full Year 2022 Results

  Reported and Adjusted Fourth Quarter Earnings Per Share (EPS) of 92 cents and 63 cents, respectively
  Fourth quarter bookings increased 14.2% year-over-year to $1.11 billion
  Full year 2022 Reported and Adjusted EPS of $1.44 and $1.10, respectively
  3D growth strategy, combined with supportive project environment, delivered full year 2022 bookings of $4.45 billion, up 17.8% year-over-year
  Year-end backlog of $2.74 billion increased 36.5% year-over-year, establishing the foundation for strong expected revenue and Adjusted EPS growth in 2023
  Velan acquisition accelerates 3D strategy and enhances the FCD portfolio; expected to close by the end of the second quarter of 2023

DALLAS--(BUSINESS WIRE)--February 21, 2023--Flowserve Corporation (NYSE: FLS), a leading provider of flow control products and services for the global infrastructure markets, today announced its financial results for the fourth quarter and full year ended December 31, 2022.

Fourth Quarter 2022 Highlights (all comparisons to the 2021 fourth quarter, unless otherwise noted)

  Reported Earnings Per Share (EPS) of $0.92 and Adjusted EPS1 of $0.63
    Reported EPS includes a net after-tax adjusted gain of $38.3 million, comprised of tax valuation allowance release of $59.3 million, reversal of previous reserve accruals totaling $5.9 million and a net realignment benefit of $1.9 million, partially offset by additional Russia exit related charges of $9.8 million and below-the-line currency expense of $19.0 million
  Total bookings were $1.11 billion, up 14.2%, or 19.4% on a constant currency basis
    Original equipment bookings were $556.1 million, or 50% of total bookings, up 18.5%, or 24.0% on a constant currency basis
    Aftermarket bookings were $550.6 million, or 50% of total bookings, up 10.1%, or 15.1% on a constant currency basis
  Sales were $1.04 billion, up 13.0%, or 18.6% on a constant currency basis
    Original equipment sales were $499.8 million, up 14.3%, or 20.3% on a constant currency basis
    Aftermarket sales were $539.1 million, up 11.9%, or 16.9% on a constant currency basis
  Reported gross and operating margins were 28.4% and 10.1%, respectively
    Adjusted gross and operating margins2 were 28.8% and 10.8%, respectively
  Backlog at December 31, 2022 was $2.74 billion, up 36.5% versus December 31, 2021, or up 39.2% on a constant currency basis

Full Year 2022 Highlights (all comparisons to full year 2021, unless otherwise noted)

  Reported Earnings Per Share (EPS) of $1.44 and Adjusted EPS1 of $1.10
    Reported EPS includes a net after-tax adjusted gain of $44.3 million, comprised of tax valuation allowance release of $59.3 million, the reversal of previous reserve accruals totaling $8.0 million, below-the-line currency gain of $8.1 million and realignment net benefit of $2.0 million, partially offset by Russia exit related charges of $30.9 million and a discrete asset write-down of $2.3 million
  Total bookings were $4.45 billion, up 17.8%, or 22.7% on a constant currency basis
    Original equipment bookings were $2.28 billion, or 51% of total bookings, up 27.1%, or 32.3% on a constant currency basis
    Aftermarket bookings were $2.16 billion, or 49% of total bookings, up 9.4%, or 14.0% on a constant currency basis
  Sales were $3.62 billion, up 2.1%, or 6.8% on a constant currency basis
    Original equipment sales were $1.71 billion, up 0.1%, or 5.1% on a constant currency basis
    Aftermarket sales were $1.91 billion, up 3.9%, or 8.4% on a constant currency basis

“We demonstrated improved operational performance in the fourth quarter, resulting in the highest quarterly level of revenue since 2019 and expanded year-over-year adjusted operating margin. In addition, we delivered another quarter of strong bookings that increased our near-record backlog,” said Scott Rowe, Flowserve’s President and Chief Executive Officer. “Our Diversification, Decarbonization and Digitization growth strategy, which is directly aligned to serve the needs of a changing energy landscape, is delivering results and accelerating our growth. Our recently announced acquisition of Velan Inc. will also further our 3D strategy, while enhancing our FCD valve offerings, with highly complementary products in the nuclear, cryogenic and defense markets following close.”

Rowe concluded, “In 2023, I am confident we can build on our fourth quarter momentum while continuing to capitalize on supportive end-markets, which reflect the need for increased energy security and enhanced decarbonization investments. With our near record $2.7 billion backlog, continued executional improvement and planned cost initiatives to address inflationary pressures, we fully expect our results in 2023 will generate significant long-term value for all stakeholders.”

2023 Guidance3
Flowserve reaffirms its Reported and Adjusted EPS guidance for 2023, which was initiated on February 10, 2023, as well as certain other financial metrics, as shown in the table below.

2023 Target Range
Revenue Growth	Up 9.0% to 11.0%
Reported Earnings Per Share	$1.40 - $1.65
Adjusted Earnings Per Share	$1.50 - $1.75
Net Interest Expense	$55 - $60 million
Adjusted Tax Rate	18% - 20%
Capital Expenditures	$75 - $85 million

This outlook excludes any contribution from the expected acquisition of Velan Inc., announced previously. Additionally, Flowserve’s 2023 Adjusted EPS target range also excludes expected adjusted items including realignment charges of approximately $20 million, as well as the potential impact of below-the-line foreign currency effects and certain other discrete items which may arise during the course of the year.

Fourth Quarter and Full Year 2022 Results Conference Call
Flowserve will host its conference call with the financial community on Wednesday, February 22nd at 11:00 AM Eastern. Scott Rowe, president and chief executive officer, as well as other members of the management team will be presenting. The call can be accessed by shareholders and other interested parties at www.flowserve.com under the “Investor Relations” section.

[1]	See Reconciliation of Non-GAAP Measures table for detailed reconciliation of reported results to adjusted measures.
[2]

Adjusted gross and operating margins are calculated by dividing adjusted gross profit and adjusted operating income, respectively, by revenues. Adjusted gross profit and adjusted operating income are derived by excluding the adjusted items. See reconciliation of Non-GAAP Measures table for detailed reconciliation.

[3]

Adjusted 2023 EPS excludes realignment expenses, the impact from other specific discrete items and below-the-line foreign currency effects and utilizes year-end 2022 FX rates and approximately 131.5 million fully diluted shares.

_

FX impact is calculated by comparing the difference between the actual average FX rates of 2022 and the year-end 2022 spot rates both as applied to our 2023 expectations, divided by the number of shares expected for 2023.

About Flowserve
Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 50 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, "may," "should," "expects," "could," "intends," "plans," "anticipates," "estimates," "believes," "forecasts," "predicts" or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: the impact of the global outbreak of COVID-19 on our business and operations; a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; if we are not able to successfully execute and realize the expected financial benefits from our strategic transformation and realignment initiatives or integrate and realize the synergies of any acquisition, our business could be adversely affected; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; economic, political and other risks associated with our international operations, including military actions, trade embargoes, epidemics or pandemics or changes to tariffs or trade agreements that could affect customer markets, particularly North African, Russian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela and Argentina; our furnishing of products and services to nuclear power plant facilities and other critical processes; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; expectations regarding acquisitions and the integration of acquired businesses; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; the recording of increased deferred tax asset valuation allowances in the future or the impact of tax law changes on such deferred tax assets could affect our operating results; our information technology infrastructure could be subject to service interruptions, data corruption, cyber-based attacks or network security breaches, which could disrupt our business operations and result in the loss of critical and confidential information; ineffective internal controls could impact the accuracy and timely reporting of our business and financial results; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance. Throughout our materials we refer to non-GAAP measures as “Adjusted.” Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended December 31,
(Amounts in thousands, except per share data)	2022	2021

Sales	$1,038,959	$919,456
Cost of sales	(743,718)	(652,362)
Gross profit	295,241	267,094
Selling, general and administrative expense	(193,588)	(187,111)
Net earnings from affiliates	3,647	5,147
Operating income	105,300	85,130
Interest expense	(12,909)	(11,770)
Loss on extinguishment of debt	-	(38,003)
Interest income	1,025	871
Other expense, net	(28,711)	(15,425)
Earnings before income taxes	64,705	20,803
(Provision for) benefit from income taxes	60,257	(1,335)
Net earnings, including noncontrolling interests	124,962	19,468
Less: Net earnings attributable to noncontrolling interests	(3,633)	(2,738)
Net earnings attributable to Flowserve Corporation	$121,329	$16,730

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	0.93	0.13
Diluted	0.92	0.13

Weighted average shares - basic	130,710	130,245
Weighted average shares - diluted	131,560	130,829

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended December 31, 2022
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$1,038,959	$-		$-		$1,038,959
Gross profit	295,241	(481)		(3,646)	(3)	299,368
Gross margin	28.4%	-		-		28.8%

Selling, general and administrative expense	(193,588)	480		(2,885)	(4)	(191,183)
Net earnings from affiliates	3,647	-		-		3,647

Operating income	105,300	(1)		(6,531)		111,832
Operating income as a percentage of sales	10.1%	-		-		10.8%

Interest and other expense, net	(40,595)	-		(25,206)	(5)	(15,389)

Earnings before income taxes	64,705	(1)		(31,737)		96,443
(Provision for) benefit from income taxes	60,257	1,866	(2)	68,144	(6)	(9,753)
Tax Rate	-93.1%	186600.0%		214.7%		10.1%

Net earnings attributable to Flowserve Corporation	$121,329	$1,865		$36,407		$83,057

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.93	$0.01		$0.28		$0.64
Diluted	0.92	0.01		0.28		0.63

Basic number of shares used for calculation	130,710	130,710		130,710		130,710
Diluted number of shares used for calculation	131,560	131,560		131,560		131,560

(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment adjustments incurred as a result of realignment programs
(2) Includes tax impact of items above and reversal of realignment exit tax ($2.1 million)
(3) Represents incremental reserve of Russia related financial exposures ($8.1 million) and reversals of expenses that were adjusted for Non-GAAP measures in previous periods ($4.5 million)
(4) Represents incremental reserve of Russia related financial exposures ($5.5 million) and reversals of expenses that were adjusted for Non-GAAP measures in previous periods ($2.6 million)
(5) Represents below-the-line foreign exchange impacts
(6) Includes tax impact of items above and tax benefit due to the release of tax valuation allowance ($59.3 million)

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended December 31, 2021
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$919,456	$-		$-		$919,456
Gross profit	267,094	(1,031)		-		268,125
Gross margin	29.0%	-		-		29.2%

Selling, general and administrative expense	(187,111)	808		-		(187,919)
Gain on sale of business	-	-		-		-
Net earnings from affiliates	5,147	-		-		5,147

Operating income	85,130	(223)		-		85,353
Operating income as a percentage of sales	9.3%	-		-		9.3%

Interest and other expense, net	(64,327)	-		(51,355)	(3)	(12,972)

Earnings before income taxes	20,803	(223)		(51,355)		72,381
(Provision for) benefit from income taxes	(1,335)	(1,396)	(2)	10,788	(4)	(10,727)
Tax Rate	6.4%	-626.0%		21.0%		14.8%

Net earnings attributable to Flowserve Corporation	$16,730	$(1,619)		$(40,567)		$58,916

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.13	$(0.01)		$(0.31)		$0.45
Diluted	0.13	(0.01)		(0.31)		0.45

Basic number of shares used for calculation	130,245	130,245		130,245		130,245
Diluted number of shares used for calculation	130,829	130,829		130,829		130,829

(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Represents below-the-line foreign exchange impacts and of expense as a result of early extinguishment of debt and duplicate interest expense ($38.7 million)
(4) Includes tax impact of items above

SEGMENT INFORMATION
(Unaudited)

FLOWSERVE PUMP DIVISION	Three Months Ended December 31,
(Amounts in millions, except percentages)	2022	2021
Bookings	$786.2	$693.5
Sales	739.4	648.9
Gross profit	217.1	198.3
Gross profit margin	29.4%	30.6%
SG&A	130.1	140.9
Segment operating income	90.7	62.5
Segment operating income as a percentage of sales	12.3%	9.6%

FLOW CONTROL DIVISION	Three Months Ended December 31,
(Amounts in millions, except percentages)	2022	2021
Bookings	$324.9	$278.8
Sales	301.8	272.8
Gross profit	87.5	80.3
Gross profit margin	29.0%	29.4%
SG&A	49.4	50.3
Segment operating income	38.1	30.0
Segment operating income as a percentage of sales	12.6%	11.0%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Year Ended December 31,
(Amounts in thousands, except per share data)	2022	2021	2020

Sales	$3,615,120	$3,541,060	$3,728,134
Cost of sales	(2,620,825)	(2,491,335)	(2,611,365)
Gross profit	994,295	1,049,725	1,116,769
Selling, general and administrative expense	(815,545)	(797,076)	(878,245)
Gain on sale of business	-	1,806	-
Net earnings from affiliates	18,469	16,304	11,753
Operating income	197,219	270,759	250,277
Interest expense	(46,247)	(57,617)	(56,185)
Loss on extinguishment of debt	-	(46,176)	(1,201)
Interest income	3,963	2,764	4,175
Other income (expense), net	(559)	(36,142)	5,226
Earnings before income taxes	154,376	133,588	202,292
(Provision for) benefit from income taxes	43,639	2,594	(61,417)
Net earnings, including noncontrolling interests	198,015	136,182	140,875
Less: Net earnings attributable to noncontrolling interests	(9,326)	(10,233)	(10,455)
Net earnings attributable to Flowserve Corporation	$188,689	$125,949	$130,420

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$1.44	$0.97	$1.00
Diluted	1.44	0.96	1.00

Weighted average shares - basic	130,630	130,305	130,395
Weighted average shares - diluted	131,315	130,857	131,050

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Twelve Months Ended December 31, 2022
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$3,615,120	$-		$-		$3,615,120
Gross profit	994,295	(355)		(13,490)	(3)	1,008,140
Gross margin	27.5%	-		-		27.9%

Selling, general and administrative expense	(815,545)	520		(13,591)	(4)	(802,474)
Net earnings from affiliates	18,469	-		-		18,469

Operating income	197,219	165		(27,081)		224,135
Operating income as a percentage of sales	5.5%	-		-		6.2%

Interest and other expense, net	(42,843)	-		9,694	(5)	(52,537)

Earnings before income taxes	154,376	165		(17,387)		171,598
(Provision for) benefit from income taxes	43,639	1,799	(2)	59,689	(6)	(17,849)
Tax Rate	-28.3%	-1090.3%		343.3%		10.4%

Net earnings attributable to Flowserve Corporation	$188,689	$1,964		$42,302		$144,423

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$1.44	$0.02		$0.31		$1.11
Diluted	1.44	0.01		0.33		1.10

Basic number of shares used for calculation	130,630	130,630		130,630		130,630
Diluted number of shares used for calculation	131,315	131,315		131,315		131,315

(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment adjustments incurred as a result of realignment programs
(2) Includes tax impact of items above and reversal of realignment exit tax ($2.1 million)
(3) Represents the reserve of Russia related financial exposures ($18.2 million) and reversals of expenses that were adjusted for Non-GAAP measures in previous periods ($4.7 million)
(4) Represents the reserve of Russia related financial exposures ($15.7 million), a discrete asset write-down ($3.0 million) and reversals of expenses that were adjusted for Non-GAAP measures in previous periods ($5.1 million)
(5) Represents below-the-line foreign exchange impacts
(6) Includes tax impact of items above and tax benefit due to the release of tax valuation allowance ($59.3 million)

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Year Ended December 31, 2021
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$3,541,060	$-		$-		$3,541,060
Gross profit	1,049,725	(16,844)		-		1,066,568
Gross margin	29.6%	-		-		30.1%

Selling, general and administrative expense	(797,076)	(5,646)		-		(791,431)
Gain on sale of business	1,806	-		1,806	(3)	-
Net earnings from affiliates	16,304	-		-		16,304

Operating income	270,759	(22,490)		1,806		291,441
Operating income as a percentage of sales	7.6%	-		-		8.2%

Interest and other expense, net	(137,171)	-		(75,188)	(4)	(61,982)

Earnings before income taxes	133,588	(22,490)		(73,382)		229,459
(Provision for) benefit from income taxes	2,594	7,070	(2)	33,522	(5)	(37,997)
Tax Rate	-1.9%	31.4%		45.7%		16.6%

Net earnings attributable to Flowserve Corporation	$125,949	$(15,420)		$(39,860)		$181,229

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.97	$(0.12)		$(0.30)		$1.39
Diluted	0.96	(0.12)		(0.30)		1.38

Basic number of shares used for calculation	130,305	130,305		130,305		130,305
Diluted number of shares used for calculation	130,857	130,857		130,857		130,857

(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above and realignment related tax release
(3) Represents final settlement gain on sale of business in 2018
(4) Represents below-the-line foreign exchange impacts and expense as a result of early extinguishment of debt and duplicate interest expense ($47.7 million)
(5) Includes tax impact of items above and tax benefit related to legal entity restructuring of foreign holding companies ($17.9 million)

SEGMENT INFORMATION
(Unaudited)

FLOWSERVE PUMP DIVISION	Year Ended December 31,
(Amounts in millions, except percentages)	2022	2021	2020
Bookings	$3,214.7	$2,675.7	$2,358.4
Sales	2,522.5	2,470.8	2,675.7
Gross profit	728.1	760.4	811.4
Gross profit margin	28.9%	30.8%	30.3%
SG&A	538.5	535.6	552.2
Gain on sale of business	-	1.8	-
Segment operating income	208.0	243.2	271.0
Segment operating income as a percentage of sales	8.2%	9.8%	10.1%

FLOW CONTROL DIVISION	Year Ended December 31,
(Amounts in millions, except percentages)	2022	2021	2020
Bookings	$1,247.2	$1,112.8	$1,065.8
Sales	1,100.6	1,075.9	1,057.5
Gross profit	305.5	316.7	321.9
Gross profit margin	27.8%	29.4%	30.4%
SG&A	192.1	197.4	196.3
Segment operating income	113.4	119.7	125.6
Segment operating income as a percentage of sales	10.3%	11.1%	11.9%

Fourth Quarter and Full Year 2022 - Segment Results
(dollars in millions, comparison vs. 2021 fourth quarter and full year, unaudited)

	FPD		FCD
	4th Qtr	YTD	4th Qtr	YTD
Bookings	$786.2	$3,214.7	$324.9	$1,247.2
- vs. prior year	13.4%	20.1%	16.5%	12.1%
- on constant currency	18.7%	25.2%	21.4%	16.5%

Sales	$739.4	$2,522.5	$301.8	$1,100.6
- vs. prior year	13.9%	2.1%	10.6%	2.3%
- on constant currency	19.3%	6.8%	16.6%	6.9%

Gross Profit	$217.1	$728.1	$87.5	$305.5
- vs. prior year	9.5%	-4.2%	9.0%	-3.5%

Gross Margin (% of sales)	29.4%	28.9%	29.0%	27.8%
- vs. prior year (in basis points)	(120) bps	(190) bps	(40) bps	(160) bps

Operating Income	$90.7	$208.0	$38.1	$113.4
- vs. prior year	45.1%	-14.5%	27.0%	-5.3%
- on constant currency	52.9%	-9.4%	33.4%	-2.0%

Operating Margin (% of sales)	12.3%	8.2%	12.6%	10.3%
- vs. prior year (in basis points)	270 bps	(160) bps	160 bps	(80) bps

Adjusted Operating Income *	$96.6	$229.3	$38.7	$119.4
- vs. prior year	53.1%	-10.7%	26.9%	-2.5%
- on constant currency	60.8%	-5.9%	33.1%	0.7%

Adj. Oper. Margin (% of sales)*	13.1%	9.1%	12.8%	10.8%
- vs. prior year (in basis points)	340 bps	(130) bps	160 bps	(60) bps

Backlog	$2,008.9		$745.5

* Adjusted Operating Income and Adjusted Operating Margin exclude realignment charges and other specific discrete items

CONSOLIDATED BALANCE SHEETS
(Unaudited)
	December 31,	December 31,
(Amounts in thousands, except per share data)	2022	2021

ASSETS
Current assets:
Cash and cash equivalents	$434,971	$658,452
Accounts receivable, net	868,632	739,210
Contract assets, net	233,457	195,598
Inventories, net	803,198	678,287
Prepaid expenses and other	110,714	117,130
Total current assets	2,450,972	2,388,677
Property, plant and equipment, net	500,945	515,927
Operating lease right-of-use assets, net	174,980	193,863
Goodwill	1,168,124	1,196,479
Deferred taxes	149,290	44,049
Other intangible assets, net	134,503	152,463
Other assets, net	211,820	258,310
Total assets	$4,790,634	$4,749,768

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$476,747	$410,062
Accrued liabilities	427,578	445,092
Contract liabilities	256,963	202,965
Debt due within one year	49,335	41,058
Operating lease liabilities	32,528	32,628
Total current liabilities	1,243,151	1,131,805
Long-term debt due after one year	1,224,151	1,261,770
Operating lease liabilities	155,196	166,786
Retirement obligations and other liabilities	309,529	352,062
Shareholders’ equity:
Common shares, $1.25 par value	220,991	220,991
Shares authorized – 305,000
Shares issued – 176,793 and 176,793, respectfully
Capital in excess of par value	507,484	506,386
Retained earnings	3,774,209	3,691,023
Treasury shares, at cost – 46,359 and 46,794 shares, respectively	(2,036,882)	(2,057,706)
Deferred compensation obligation	6,979	7,214
Accumulated other comprehensive loss	(647,788)	(563,589)
Total Flowserve Corporation shareholders' equity	1,824,993	1,804,319
Noncontrolling interests	33,614	33,026
Total equity	1,858,607	1,837,345
Total liabilities and equity	$4,790,634	$4,749,768

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Year Ended December 31,
(Amounts in thousands)	2022	2021	2020

Cash flows – Operating activities:
Net earnings, including noncontrolling interests	$198,015	$136,182	$140,875
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	77,636	85,175	86,175
Amortization of intangible and other assets	13,317	14,647	14,578
Loss on extinguishment of debt	-	46,176	1,201
Stock-based compensation	25,530	29,478	27,252
Foreign currency, asset write downs and other non-cash adjustments	(27,758)	29,772	4,277
Change in assets and liabilities:
Accounts receivable, net	(152,011)	(8,675)	45,648
Inventories, net	(147,492)	(32,124)	15,306
Contract assets, net	(41,768)	74,333	4,258
Prepaid expenses and other assets, net	17,461	1,302	34,262
Accounts payable	78,968	(19,505)	(22,571)
Contract liabilities	61,684	14,196	(34,066)
Accrued liabilities and income taxes payable	(5,226)	(13,948)	50,203
Retirement obligations and other	(1,430)	(15,690)	3,636
Net deferred taxes	(136,936)	(91,200)	(60,497)
Net cash flows provided (used) by operating activities	(40,010)	250,119	310,537
Cash flows – Investing activities:
Capital expenditures	(76,287)	(54,936)	(57,405)
Proceeds from disposal of assets	4,422	2,663	15,705
Proceeds from termination of cross-currency swap	66,004	-	-
Affiliate investment activity	(225)	(7,204)	-
Net cash flows provided (used) by investing activities	(6,086)	(59,477)	(41,700)
Cash flows – Financing activities:
Payments on senior notes	-	(1,243,548)	(191,258)
Proceeds from issuance of senior notes	-	498,280	498,280
Payments on long-term debt	(32,500)	(7,500)	-
Proceeds from issuance of long-term debt	-	300,000	-
Payment of deferred loan cost	-	(6,739)	(4,572)
Proceeds from short-term financing	45,000	-	-
Payments on short-term financing	(45,000)	-	-
Proceeds under other financing arrangements	1,733	1,408	2,285
Payments under other financing arrangements	(1,790)	(2,086)	(5,088)
Payments related to tax withholding for stock-based compensation	(4,683)	(5,984)	(4,607)
Repurchases of common shares	-	(17,531)	(32,112)
Payments of dividends	(104,549)	(104,604)	(104,159)
Other	(8,223)	(11,403)	(11,182)
Net cash flows provided (used) by financing activities	(150,012)	(599,707)	147,587
Effect of exchange rate changes on cash	(27,373)	(27,757)	7,870
Net change in cash and cash equivalents	(223,481)	(436,822)	424,294
Cash and cash equivalents at beginning of year	658,452	1,095,274	670,980
Cash and cash equivalents at end of year	$434,971	$658,452	$1,095,274
Income taxes paid (net of refunds)	$60,085	$65,621	$75,342
Interest paid	41,629	72,247	57,041

CONSOLIDATED QUARTERLY FINANCIAL DATA
(Unaudited)
(Amounts in millions, except per share data)
	2022
Quarter	4th	3rd	2nd	1st
Sales	1,039.0	872.9	882.2	821.1
Gross profit	295.2	239.6	249.8	209.6
Earnings before income taxes	64.7	42.5	57.7	(10.5)
Net earnings attributable to Flowserve Corporation	121.3	38.4	44.8	(15.8)
Earnings per share(1):
Basic	$0.93	$0.29	$0.34	$(0.12)
Diluted	$0.92	$0.29	$0.34	$(0.12)

	2021
Quarter	4th	3rd	2nd	1st
Sales	$919.5	$866.1	$898.2	$857.3
Gross profit	267.1	253.5	278.2	250.9
Earnings before income taxes	20.8	41.4	50.5	21.0
Net earnings attributable to Flowserve Corporation	16.7	49.8	45.4	14.1
Earnings per share (1):
Basic	$0.13	$0.38	$0.35	$0.11
Diluted	$0.13	$0.38	$0.35	$0.11

(1) Earnings per share is computed independently for each of the quarters presented. The sum of the quarters may not equal the total year amount due to the impact of changes in weighted average quarterly shares outstanding or rounding.

Contacts

Jay Roueche, Vice President, Investor Relations & Treasurer (972) 443-6560
Mike Mullin, Director, Investor Relations (214) 697-8568